                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

CHECK THE APPROPRIATE BOX:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             AMERISTAR CASINOS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
    (1)  Amount Previously Paid:

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




                             AMERISTAR CASINOS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 8, 2001


To the Stockholders of
Ameristar Casinos, Inc.

     The Annual Meeting of Stockholders of Ameristar Casinos, Inc. will be held at 2:00 p.m. (local time) on Friday, June 8, 2001, at the Crowne Plaza Hotel, 4255 S. Paradise Rd., Las Vegas, Nevada 89109 for the following purposes:

     1.   To elect two Class C Directors to serve for a three-year term;

     2.   To approve an amendment to the Company's 1999 Stock Incentive Plan;
          and

     3. To transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

     A proxy statement containing information for stockholders is annexed hereto and a copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 is enclosed herewith.

     The Board of Directors has fixed the close of business on April 27, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.



                                            By order of the Board of Directors



                                            Craig H.  Neilsen
                                            President and
                                            Chief Executive Officer


Las Vegas, Nevada
April 30, 2001

                             AMERISTAR CASINOS, INC.
                           3773 Howard Hughes Parkway
                                 Suite 490 South
                             Las Vegas, Nevada 89109
                                 (702) 567-7000

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameristar Casinos, Inc. ("ACI" or the "Company"), a Nevada corporation, for use only at its Annual Meeting of Stockholders to be held on Friday, June 8, 2001, and any adjournments or postponements thereof (the "Annual Meeting").

     Shares may not be voted unless the signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of ACI a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1999 STOCK INCENTIVE PLAN.

     In addition to soliciting proxies by mail, Company officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The total cost of solicitation of proxies will be borne by ACI. Although there are no formal agreements to do so, it is anticipated that ACI will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

     Only stockholders of record at the close of business on April 27, 2001 are entitled to receive notice of and to vote at the Annual Meeting. As of April 10, 2001, ACI had 20,568,677 shares of Common Stock outstanding, which constituted all of the outstanding voting securities of ACI. Each share outstanding on the record date is entitled to one vote on each matter. A majority of the shares of Common Stock outstanding on the record date will constitute a quorum.

     Directors are elected by a plurality of votes cast. Stockholders may not cumulate their votes for any one or more nominees for election. Under Nevada law, the affirmative vote of a majority of the votes cast on any proposal at the Annual Meeting generally will constitute the approval of the stockholders. Such approval will also satisfy the requirements of The Nasdaq Stock Market, Inc. for the continued designation of the Common Stock as a National Market Security.

     Abstentions and broker "non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted in the election of Directors or the vote to approve the amendment to the 1999 Stock Incentive Plan. Thus, abstentions and broker "non-votes" will have no effect on the election of Directors or the vote on the proposal to approve the amendment to the 1999 Stock Incentive Plan. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal or matter, and so notifies the Company, because the nominee does not have discretionary voting power with respect to that proposal or matter and has not received voting instructions from the beneficial owner.

     Craig H. Neilsen, the Chairman of the Board, President and Chief Executive Officer of the Company, owns 17,700,000 shares of the Company's Common Stock (including 220,800 shares owned by an estate of which Mr. Neilsen is the executor and with respect to which Mr. Neilsen has sole voting control), which represents 86.1% of the voting power of the Company as of April 10, 2001. Mr. Neilsen intends to vote all such shares in favor of the persons nominated by the Board of Directors and in favor of approving the amendment to the 1999 Stock Incentive Plan.

     It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about May 4, 2001.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     The Company's Articles of Incorporation provide that the Board of Directors shall be classified, with respect to the time for which the Directors severally hold office, into three classes, as nearly equal in number as possible as the total number of Directors constituting the entire Board permits. The authorized number of Directors is currently set at six, and there are two vacancies on the Board of Directors. Of the four sitting Directors, two are Class C Directors whose terms are expiring in 2001 and are being nominated for re-election by the Company as described below. Biographical information concerning the nominees and the other Directors of the Company is set forth under the caption "Directors and Executive Officers." See "Security Ownership of Certain Beneficial Owners and Management" for information regarding each such person's holdings of Common Stock.

     The Board of Directors has nominated the incumbent Class C Directors to be elected for a term expiring at the 2004 Annual Meeting of Stockholders, and until such person's successor has been duly elected and qualified or until his earlier death, resignation or removal. The incumbent Class C Directors nominated are Craig H. Neilsen and Joseph E. Monaly.

     The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. However, should the nominees named herein become unable or unwilling to accept nomination or election, the persons named as proxies will vote instead for such other person(s) as the Board of Directors may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information as of April 20, 2001 with regard to each of the Directors and executive officers of the Company. The terms of office of the Class A, B and C Directors expire in 2002, 2003 and 2001, respectively.


       NAME                 AGE                 POSITION
       ----                 ---                 --------
Craig H. Neilsen            59         Chairman of the Board, President, Chief Executive Officer
                                       and Class C Director
Thomas M. Steinbauer        50         Senior Vice President of Finance, Treasurer,
                                       Secretary and Class B Director
Gordon R. Kanofsky          45         Senior Vice President of Legal Affairs
Larry A. Hodges*            52         Class A Director
Joseph E. Monaly*           65         Class C Director


---------------
* Member of the Audit and Compensation Committees.

     Mr. Neilsen has been Chairman of the Board of Directors, President and Chief Executive Officer of Ameristar Casinos, Inc. since its inception in August 1993. Since May 1984, Mr. Neilsen has been the President and Chairman of the Board of Directors of Cactus Pete's, Inc., a predecesor to and subsidiary of the Company. Mr. Neilsen has also been the President and sole director of each of the Company's other subsidiaries since its inception. Mr. Neilsen has been actively involved in the development of all of the Company's properties for more than 15 years. Mr. Neilsen also owns a controlling interest in several other closely held entities, most of which are engaged in real estate development and management operations unrelated to the business of Ameristar. Since 1987, Mr. Neilsen has devoted substantially all of his business time to the affairs of the Company.

     Mr. Steinbauer has been Senior Vice President of Finance of Ameristar Casinos, Inc. since 1995 and Treasurer and a Director since its inception. Mr. Steinbauer was appointed as Secretary of Ameristar Casinos, Inc. in June 1998. He served as Vice President of Finance and Administration and Secretary of Ameristar Casinos, Inc. from its inception until 1995. Mr. Steinbauer has more than 20 years of experience in the gaming industry in Nevada and elsewhere. From April 1989 to January 1991, Mr. Steinbauer was Vice President of Finance for Las Vegas Sands, Inc., the owner of the Sands Hotel & Casino in Las Vegas. From August 1988 to April 1989, he worked for McClaskey Enterprises as the General Manager of the Red Lion Inn & Casino, handling the day-to-day operations of seven different hotel and casino properties in northern Nevada. Mr. Steinbauer was Property Controller of Bally's Reno from 1987 to 1988. Prior to that time, Mr. Steinbauer was employed for 11 years by the Hilton Corporation and rose from an auditor to be the Casino Controller of the Flamingo Hilton in Las Vegas and later the Property Controller of the Reno Hilton. Mr. Steinbauer holds Bachelor of Science degrees in Business Administration and Accounting from the University of Nebraska -- Omaha.

     Mr. Kanofsky has been Senior Vice President of Legal Affairs of Ameristar Casinos, Inc. since September 1999. Mr. Kanofsky was in private law practice in Washington, D.C. and Los Angeles, California from 1980 to September 1999. While in private practice, Mr. Kanofsky represented Ameristar as special securities counsel and outside general counsel since April 1993 and April 1998, respectively. Mr. Kanofsky also represented several other gaming industry clients while in private practice. Mr. Kanofsky is a graduate of the Duke University School of Law and holds an undergraduate degree from Washington University in St. Louis.

     Mr. Hodges became a Director of Ameristar Casinos, Inc. in March 1994. Mr. Hodges has more than 30 years experience in the retail food business. In April 1994, he became President and Chief Executive Officer of Mrs. Fields Inc., after serving as President of Food Barn Stores, Inc. from July 1991 to March 1994. He has been a director of Mrs. Fields since April 1993. From February 1990 to October 1991, Mr. Hodges served as president of his own company, Branshan Inc., which engaged in the business of providing management consulting services to food makers and retailers. Earlier, Mr. Hodges was with American Stores Company for 25 years, where he rose to the position of President of two substantial subsidiary corporations. Mr. Hodges' first management position was Vice President of Marketing for Alpha Beta Co., a major operator of grocery stores in the West. Mr. Hodges is also a director of Coinstar, Inc., an operator of automated, self-service coin counting and processing machines, Successories Inc., a manufacturer or motivational home and office decor, Mrs. Fields Original Cookies and the International Franchise Association.

     Mr. Monaly is a retired audit partner of Arthur Andersen LLP where he had international responsibility for the gaming industry practice. He has had over twenty years experience in auditing and consulting with gaming companies. He co-authored with leaders of the industry the first authoritative audit and accounting guide for gaming under the auspices of the American Institute of Certified Public Accountants. Mr. Monaly has also been active in local government where he participated in the creation of the audit committee function for a Southern California city and promoted the establishment of the innovative city auditor position for that municipality. He has served on commissions and municipal task forces since his retirement from public accounting. Mr. Monaly is a graduate of the University of Southern California where he earned a Bachelor of Science degree in Accounting

     Officers serve at the discretion of the Board of Directors.

KEY PERSONNEL.

     The table below sets forth information about key management personnel of the Company.



NAME                          AGE    POSITION
----                          ---    --------

David Albrecht................45     Senior Vice President and General Manager of the Jackpot Properties

Thomas P. Burke...............45     Senior Vice President and General Manager of Ameristar Kansas City

John V. Finamore..............43     President of Missouri Operations

Ray Neilsen...................37     Vice President of Brand Development and Acting General Manager of
                                     Ameristar Vicksburg

Anthony J. Raymon.............48     Senior Vice President and General Manager of Ameristar St. Charles

Anthony Taeubel...............38     Senior Vice President and General Manager of Ameristar Council Bluffs


     Mr. Albrecht has been Senior Vice President and General Manager of the Jackpot Properties since November 1999 and has more than 20 years of resort and management experience. Mr. Albrecht is a long-time member of the Jackpot community, having served as the General Manager and Director of Golf at the Jackpot Golf Club for 10 years. He has been named "Golf Professional of the Year" and "Merchandiser of the Year" for the Rocky Mountain Section of the Professional Golfers Association and has received the Horton Smith Award for his work in providing educational outlets for PGA professionals. Mr. Albrecht has also served as the President of the Rocky Mountain Section of the PGA of America for four years.

     Mr. Burke is Senior Vice President and General Manager of Ameristar
Kansas City. Mr. Burke was formerly the Vice President and General Manager of Station Casino Kansas City. Mr. Burke joined Station Casinos' Midwest Operations team in November 1996 as Assistant General Manager of Station Casino Kansas City and was promoted to Vice President and General Manager in 1999. Previously, he served as assistant general manager for the Majestic Star Casino in Gary, Indiana, and before that he served in management positions for American Gaming & Entertainment, the Trump Taj Mahal Casino Resort, the Trump Castle Casino Resort and the Tropicana Hotel Resort, in Atlantic City, New Jersey and Melbourne, Australia. Mr. Burke earned a Bachelor of Arts in Economics from Rutgers University, New Brunswick, New Jersey, and a Masters in Business Administration from Monmouth University in West Long Branch, New Jersey.

     Mr. Finamore is President of Missouri Operations. Mr. Finamore is responsible for overall operations of Ameristar Kansas City and Ameristar St. Charles. Mr. Finamore formerly had similar responsibilities at Station Casinos. Mr. Finamore joined Station Casinos' Midwest Operations staff in 1997 as Vice President/General Manager of Station Casino Kansas City after serving as Vice President of Operations at Palace Station Hotel and Casino, one of Station Casinos' gaming and entertainment properties in Las Vegas, Nevada. Mr. Finamore joined Station Casinos in 1994 as Vice President of Operations for Boulder Station Hotel & Casino during its successful first year of operations. In

September 1995, he was named Vice President/General Manager of Barley's Casino
& Brewing Co., a micro-brewery and casino property operated by Station Casinos in the Henderson/Green Valley area of Las Vegas. Before joining Station Casinos he served as General Manager of the Westin Hotel -- O'Hare in Chicago, Illinois. Mr. Finamore earned a Bachelor of Science in Hotel Administration from the Cornell University School of Hotel Administration in Ithaca, New York.

     Ray Neilsen is currently Vice President of Brand Development and is the Acting General Manager at Ameristar Casino Vicksburg. Ray Neilsen is the son of Craig Neilsen and has worked in several managerial positions throughout Ameristar for the past 10 years and has over six years of experience in key management positions. He has been instrumental in establishing brand consistencies among the various Ameristar properties in a broad range of areas such as guest service, service standards and brand identity and has served in multiple jurisdictions for the Company. As the General Manager of the Council Bluffs property, Mr. Neilsen successfully implemented significant property improvements including earning the prestigious Four Diamond rating from the American Automobile Association. Mr. Neilsen earned an MBA in International Management from the Monterey Institute of International Studies.

     Mr. Raymon is Senior Vice President and General Manager of Ameristar
St. Charles. Mr. Raymon formerly held the same positions for Stations Casinos and joined Station Casino St. Charles' executive staff in 1994 as Assistant General Manager for Station Casino St. Charles. A year later he was promoted to Vice President/General Manager. He was promoted to his current position in 1999. Prior to joining the Station Casino St. Charles, Mr. Raymon served as Vice President of Operations for Fitzgerald's Hotel and Casino in Reno, Nevada, where he was a member of the management team and helped opening five casinos in different parts of the United States. He earned an associate degree in information systems from Macomb County Community College in Warren, Michigan.

     Mr. Taeubel is Senior Vice President and General Manager of Ameristar Casino Council Bluffs and has 15 years of experience in the gaming industry. A former regulator with the Nevada Gaming Control Board, Mr. Taeubel has held positions in various areas of casino operations, including the Race and Sportsbook, the Cage, Finance and Administration. He has been employed by Ameristar for five years and assisted in opening the Council Bluffs property. Mr. Taeubel earned a bachelor's degree in Psychology from the University of Nevada, Reno and a Masters of Business from the University of Nevada, Las Vegas. Mr. Taeubel has also been an instructor in the Gaming Management Series of gaming education courses offered by the University of Nevada, Reno.

BOARD OF DIRECTORS AND COMMITTEES

     Directors are elected to serve staggered three-year terms and until their successors are duly elected and qualified. Each Director who is not otherwise employed by the Company (each referred to as an "Outside Director") receives an annual Director's fee of $30,000, paid quarterly, plus $1,000 for each Board meeting (and each Board committee meeting held other than in conjunction with a Board meeting) attended in person. Outside Directors participated in the Company's Non-Employee Director Stock Option Plan until its termination in June 1997, at which time the outside Directors became eligible to participate in the Company's Management Stock Option Incentive Plan. Outside Directors participated in the Company's Management Stock Option Incentive Plan until its termination in June 1999, at which time the outside Directors became eligible to participate in the Company's 1999 Stock

Incentive Plan. The Board has adopted a general policy of granting options to purchase 10,000 shares to any new Outside Director who joins the Board. The Board has also adopted a general policy pursuant to which each Outside Director is granted options to purchase 2,500 shares on the date of each Annual Meeting of Stockholders as well as options to purchase 5,000 shares after serving five consecutive years as a Director and after each successive five-year period of service. The Board has the authority to modify any particular grant of stock options to Outside Directors in its discretion. The Company also reimburses each Director for reasonable out-of-pocket expenses incurred in his capacity as a member of the Board of Directors or committees thereof. No payments are made for participation in telephone meetings of the Board of Directors or its committees or actions taken in writing. The Board of Directors held five meetings during 2000.

     During 2000, the members of the Audit Committee of the Board of Directors were Mr. Paul Corddry, who served as its Chairman and retired from the Board of Directors in April 2001, and Mr. Larry Hodges. Mr. Warren McCain was also a member of the Audit Committee until his retirement from the Board of Directors in April 2000. Each of the members of the Audit Committee was "independent", as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.'s listing standards. The Audit Committee held three meetings during 2000. The functions of the Audit Committee are primarily to recommend the selection of the Company's independent public accountants, discuss with them the scope of the audit, review audited financial statements, consider matters pertaining to the Company's accounting policies and internal controls and provide a means for direct communication between the independent public accountants and the Board of Directors. These functions are set out more fully in the Company's Audit Committee Charter attached as Appendix A to this Proxy Statement.

     During 2000, the members of the Compensation Committee of the Board of Directors were Mr. Hodges, who served as its Chairman, and Mr. Corddry. Mr. Warren McCain was also a member of the Compensation Committee until his retirement from the Board of Directors in April 2000. The Compensation Committee held one meeting during 2000. The functions of the Compensation Committee are to review and recommend salary and bonus levels of executive officers, to review periodically, and make recommendations with respect to, the compensation structure of the Company, to administer the Company's stock-based incentive compensation plans and to select participants for the Company's deferred compensation plan.

     The Company has no nominating committee or committee performing similar functions.

     Each Director who served as a Director during 2000 attended at least 75% of the total number of the meetings of the Board of Directors and each committee thereof on which such Director served held during the year ended December 31, 2000.

     The Company's Gaming Compliance Program requires one of the members of the Company's Gaming Compliance Committee to be an Outside Director of the Company. Mr. Hodges has been appointed by the Board of Directors as the chairman of the Gaming Compliance Committee. For these additional services as a Director, Mr. Hodges receives compensation of $1,000 per meeting, whether attended in person or by telephone. Mr. Steinbauer is also a member of the Company's Gaming Compliance Committee, but he does not receive any separate compensation for these services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 20, 2001 with respect to persons known by the Company to be beneficial owners of more than five percent of the Common Stock of the Company, as well as beneficial ownership by the Directors of the Company, the executive officers named in the Summary Compensation Table below, and all executive officers and Directors as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned, unless otherwise indicated.


                                                  COMMON STOCK            PERCENT OF
                                                  BENEFICIALLY           OUTSTANDING
NAME OF BENEFICIAL OWNER                             OWNED              COMMON STOCK(1)
------------------------                         ---------------        ---------------
Craig H. Neilsen                                 17,700,000(2)             86.1%
Thomas M. Steinbauer                                113,300(3)(4)          --
Gordon R. Kanofsky                                   20,000(3)             --
Larry A. Hodges                                      25,000(3)             --
Joseph E. Monaly                                          0                --
All executive officers and directors             17,858,300                86.8%
     as a group (6 persons)



----------------
(1) Other than Mr. Neilsen, each beneficial owner listed owns less than 1% of the outstanding Common Stock.
(2) Mr. Neilsen's mailing address is c/o Ameristar Casinos, Inc., 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109. Includes 220,800 shares of common stock that are owned by the Estate of Gwendolyn N. Anderson, of which Mr. Neilsen is the executor, and with respect to which Mr. Neilsen has sole voting control.
(3) Includes the following number of shares which may be acquired within 60 days of April 20, 2001 by the following persons upon exercise of options held by such persons: Mr. Steinbauer - 112,800 shares; Mr. Kanofsky - 20,000 shares; and Mr. Hodges - 21,500 shares.
(4) Includes 300 shares held jointly by Mr. Steinbauer with his wife and with respect to which Mr. and Mrs. Steinbauer have shared voting and investment power.

                                 PROPOSAL NO. 2
               APPROVAL OF AMENDMENT TO 1999 STOCK INCENTIVE PLAN

     The Board of Directors has unanimously approved, subject to stockholder approval at the meeting, an amendment (the "Amendment") to the Ameristar Casinos, Inc. 1999 Stock Incentive Plan (as amended by the Amendment, the "Plan"). The Amendment increases the number of shares available under the Plan and increases the number of shares under option that may be granted to any individual under the Plan in any one calendar year. The primary reason for the Amendment is to allow for the granting of awards under the Plan: (i) to the various employees that joined the Company in connection with the acquisition of the Missouri properties, including the senior managers of the Missouri properties pursuant to the terms of their employment agreements, and (ii) to other new employees of the Company and other eligible participants on an ongoing basis.

     The Plan is designed to (i) enable the Company and Related Companies (as defined below) to attract, motivate and retain top-quality directors, officers, employees, consultants, advisers and independent contractors, (ii) provide substantial incentives for such persons to act in the best interests of the stockholders of the Company and (iii) reward extraordinary effort by such persons on behalf of the Company or a Related Company. The Plan provides for awards in the form of stock options, which may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, or restricted stock.

     As of April 30, 2001, there were options outstanding under the Plan and the Management Stock Option Incentive Plan, the Company's previous stock incentive plan, exercisable for 3,130,115 shares of Common Stock with per share exercise prices ranging from $2.64 to $6.44 (with a weighted average exercise price of $4.08) and with expiration dates ranging from 2003 to 2011. The Plan and the Management Stock Option Incentive Plan are referred to below as the "Plans". As of April 20, 2001, 211,347 shares of Common Stock had been issued upon the exercise of stock options granted under the Plans. No shares of restricted stock have been granted under the Plan. Prior to its amendment, the Plan authorized the issuance of up to 2,600,000 shares of Common Stock in connection with awards under the Plans and awards of up to 200,000 shares under option to any individual in a single calendar year. As amended, the Plan authorizes the issuance of up to 4,600,000 shares of Common Stock in connection with awards under the Plans and awards of up to 1,000,000 shares under option to any individual in a single calendar year. The Board of Directors believes that the Plan has aided the Company in attracting, motivating and retaining quality employees and management personnel.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN.

PRINCIPAL PROVISIONS OF THE PLAN

     The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix B to this Proxy Statement.

     Shares. The total number of shares of Common Stock available for distribution under the Plan, as amended by the Amendment, is 4,600,000; provided, however, that no award of stock options or restricted stock may be made under the Plan at any time if, after giving effect to such award, (i) the total number of shares of Common Stock issued upon the exercise of options under the Plans plus (ii) the total number of shares of Common Stock issuable upon exercise of all outstanding options of the Company under the Plans plus (iii) the total number of shares of Common Stock underlying awards of restricted stock under the Plan (whether or not the applicable restrictions have lapsed) would exceed 4,600,000 shares.

     Shares awarded under the Plan may be authorized and unissued shares or treasury shares. If shares subject to an option under the Plan cease to be subject to such option, or shares under the Plan are forfeited, such shares will again be available for future distribution under the Plan, unless the forfeiting participant received any benefits of ownership such as dividends from the forfeited award.

     Administration. The Plan provides for it to be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee of directors as the Board shall designate, which committee shall consist solely of not less than two "non-employee directors" (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule ("Rule 16b-3")) who shall serve at the pleasure of the Board, each of whom shall also be an "outside director" within the meaning of Section 162(m) of the Code and Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto ("Section 162(m)"); provided, however, that if there are not two persons on the Board who meet the foregoing qualifications, any such committee may be comprised of two or more directors of the Company, none of which is an officer (other than a non-employee Chairman of the Board of the Company) or employee of the Company or a Related Company. If no such committee has been appointed by the Board, the Plan will be administered by the Board. Such committee as shall be designated to administer the Plan or the Board is hereinafter referred to as the "Committee." Notwithstanding any provision of the Plan to the contrary, if such a committee has been designated to administer the Plan, all actions with respect to the administration of the Plan in respect of the members of such committee shall be taken by the Board.

     The Plan is currently administered by the Compensation Committee, which is currently comprised of the Company's two independent directors, each of whom is believed to be a non-employee director as defined for purposes of Rule 16b-3 and an outside director as defined for purposes of Section 162(m). The Compensation Committee has delegated certain authority with respect to the administration of the Plan and the granting of awards under the Plan to Craig H. Neilsen, the Company's President and Chief Executive Officer, in accordance with the terms of the Plan.

     The Committee is authorized to, among other things, set the terms of awards to participants and waive compliance with the terms of such awards. The provisions attendant to the grant of an award under the Plan may vary from participant to participant. The Committee has the authority to interpret the Plan and adopt administrative regulations. The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities under the Plan, except with respect to awards granted to persons subject to
Section 16 of the Exchange Act. The Committee must specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

     Participation. The Committee may make awards to any directors, officers, employees, consultants, advisers and independent contractors of the Company or a Related Company, all of whom are eligible to participate in the Plan. A "Related Company" is any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. The participants in the Plan are selected from among those eligible in the sole discretion of the Committee.

     Awards to Participants.

     1. Stock Options.

          Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares of Common Stock as the Committee determines, provided that no participant may be granted stock options in any calendar year on more than 1,000,000 shares of Common Stock. A stock option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines. The exercise price of stock options is determined by the Committee.

          The exercise price of an ISO may not be less than the per share fair market value of the Common Stock on the date of grant, or 110% of such fair market value if the recipient owns, or would be considered to own by reason of Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a "10% Stockholder"). In addition, an ISO may not be exercisable more than 10 years after the date such ISO is awarded (5 years after the date of award if the recipient is a 10% Stockholder). An ISO also may not be transferable other than by will or by the laws of descent and distribution. The aggregate fair market value (determined as of the time a stock option is granted) of Common Stock with respect to which ISOs granted after December 31, 1986 are exercisable for the first time by a participant in any calendar year (under the Plan and any other plans of the Company or any subsidiary or parent corporation) may not exceed $100,000.

          Payment of the exercise price may be made in such manner as the Committee may provide, including cash, delivery of shares of Common Stock already owned or subject to award under the Plan. The Committee may provide that all or part of the shares received upon exercise of an option using restricted stock will be restricted stock.

          Upon an optionee's termination of employment or other qualifying relationship, the option will be exercisable to the extent determined by the Committee; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Committee in connection with the grant of any stock option), the stock option will remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for at least six months from the date of termination if termination was caused by death or disability or at least 90 days from the date of termination if termination was caused by other than death or disability. The Committee may provide that an option that is outstanding on the date of an optionee's death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would expire earlier under its terms.

          A stock option agreement for a non-qualified option may permit an optionee to transfer the stock option to his or her children, grandchildren or spouse ("Immediate Family"), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships or limited liability companies in which such Immediate Family members are the only partners or members if (i) the agreement setting forth the stock option expressly provides that the option may be transferred only with the express written consent of the Committee, and
     (ii) the optionee does not receive any consideration in any form whatsoever for such transfer other than the receipt of an interest in the trust, partnership or limited liability company to which the non-qualified option is transferred. Any stock option so transferred will continue to be subject to the same terms and conditions as were applicable to the option immediately prior to its transfer. Except as described above, stock options are not transferable by the optionee otherwise than by will or by the laws of descent and distribution.

     2. Restricted Stock.

          In making an award of restricted stock, the Committee will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock may be unconditional or may be conditioned upon the completion of a specified period of service with the Company or a Related Company, the attainment of specific performance goals or such other criteria as the Committee may determine.

          During the restricted period, the award holder may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Committee. The certificate evidencing the restricted stock will be registered in the award holder's name, although the Committee may direct that it remain in the possession of the Company until the restrictions have lapsed. Except as may otherwise be provided by the Committee, upon the termination of the award holder's service with the Company or a Related Company for any reason during the period before all restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be subject to forfeiture and the Committee may provide that any purchase price paid by the award holder, or an amount equal to the restricted stock's fair market value on the date of forfeiture, if lower, will be paid to the award holder. During the restricted period, the award holder will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the Committee. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Committee.

     Acceleration of Vesting in Certain Circumstances. Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations or other entities as a result of which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Committee may take such action, if any, as it in its discretion may deem appropriate: (i) to accelerate the time within which and the extent to which stock options may be exercised, to terminate stock options at or prior to the date of any such event or to provide for the assumption of stock options by surviving, consolidated, successor or transferee corporations or entities; or (ii) to waive any restrictions applicable to any outstanding restricted stock awards under the Plan, following which such shares shall be deemed fully vested, or to provide that any securities or other consideration issuable to the participant in respect of such restricted stock by the surviving, consolidated, successor or transferee corporations or entities shall remain subject to the restrictions applicable to such restricted stock award.

     Amendment and Termination. No awards may be granted under the Plan more than 10 years after the date of approval of the Plan by the stockholders of the Company. The Board may discontinue the Plan at any earlier time and may amend it from time to time, except that no amendment or discontinuation may adversely affect any outstanding award without the holder's written consent. Amendments may be made without stockholder approval except as required to satisfy any applicable mandatory legal or regulatory requirements, or as required for the Plan to satisfy the requirements of Section 162(m), Section 422 of the Code or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

     Adjustment. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, will be made in the aggregate number of shares reserved for issuance under the Plan, the maximum number of shares with respect to which stock options may be granted to any participant during any calendar year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards. No such adjustment may increase the aggregate value of any outstanding award.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax aspects of awards made under the Plan based upon the laws in effect on April 1, 2001. Since the tax consequences to each participant will differ depending on the terms of the award and the participant's specific situation, participants should not rely on this summary for individual tax advice. Rather, each participant should consult his or her own tax advisor, prior to the exercise of an option or acquisition of restricted stock, regarding the pertinent federal, state and local income tax and other tax consequences of exercising options or owning restricted stock.

     1. Incentive Stock Options.

          Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of the participant's employment with the Company or one of its subsidiaries or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. However, the exercise of an ISO may result in a significant alternative minimum tax liability to the participant, and thus participants should carefully consider alternative minimum tax consequences prior to exercising an ISO. If the participant continues to hold the shares acquired upon the exercise of an ISO for at least two years from the date of grant and one year from the transfer of the shares to the participant, then generally: (a) upon the sale of the shares, any difference between the amount realized and the option price will be treated as long-term capital gain or loss; and (b) no deduction will be allowed to the employer corporation for federal income tax purposes.

          If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year or two-year holding periods described above (a "disqualifying disposition"), then generally in the year of disposition: (a) the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on disposition of the shares) over the option exercise price; and (b) the employer corporation will be entitled to deduct any such recognized amount. Any further gain recognized by the participant on such disposition generally will be taxed as short-term or long-term capital gain, depending on whether the shares were held by the participant for more than one year, but such additional amounts will not be deductible by the employer corporation.

          According to proposed Treasury Regulations, in general, no gain or loss will be recognized by a participant who uses shares of Common Stock rather than cash to exercise an ISO. A number of new shares of Common Stock acquired equal to the number of shares surrendered will have a basis and capital gain holding period equal to those of the shares surrendered (although such shares will be subject to new holding periods for disqualifying disposition purposes beginning on the acquisition date). To the extent new shares of Common Stock acquired pursuant to the exercise of the ISO exceed the number of shares surrendered, such additional shares will have a zero basis and will have a holding period beginning on the date the ISO is exercised. The use of Common Stock acquired through exercise of an ISO to exercise an ISO will constitute a disqualifying disposition with respect to such Common Stock if the applicable holding period requirement has not been satisfied.

     2. Non-Qualified Stock Options.

          Except as noted below with respect to officers and directors subject to Section 16 of the Exchange Act ("Insiders"), with respect to non-qualified stock options: (a) no income is recognized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise and the employer corporation will be entitled to a tax deduction in the same amount, to the extent that such income is considered reasonable compensation; and (c) at disposition, any appreciation after the date of exercise generally is treated either as short-term or long-term capital gain, depending on whether the shares were held by the participant for more than one year, and such appreciation is not deductible by the employer corporation.

          No gain or loss will be recognized by a participant with respect to shares of Common Stock surrendered to exercise a non-qualified stock option. A number of new shares acquired equal to the number of shares surrendered will have a tax basis and capital gain holding period equal to those of the shares surrendered. The participant will recognize ordinary income in an amount equal to the fair market value of the additional shares acquired at the time of exercise (except as noted below with respect to Insiders). Such additional shares will be deemed to have been acquired on the date of such recognition of income and will have a tax basis equal to their fair market value on such date.

     3. Restricted Stock.

          A participant receiving restricted stock generally will recognize income in the amount of the fair market value of the restricted stock at the time the stock becomes transferable or is no longer subject to a substantial risk of forfeiture, whichever comes first, less the consideration, if any, paid for the stock. However, a participant may elect within 30 days of the transfer of the restricted stock to the participant, under Section 83(b) of the Code, to recognize ordinary income on the date of grant of the restricted stock in an amount equal to the excess of the fair market value of the shares on such date (determined without regard to the restrictions other than restrictions which by their terms will never lapse) over their purchase price. The holding period to determine whether the participant has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when ordinary income was recognized, and the tax basis for such shares generally will be the amount of income that was recognized plus the amount, if any, paid for the stock. However, if a participant makes the election under Section 83(b) of the Code, in general no deduction will be allowed for the income recognized as a result of that election if the shares are later forfeited to the Company

     4. Special Rules Applicable to Insiders.

          Insiders may be subject to special tax rules upon the exercise of an option if the sale of the underlying shares could give rise to liability under Section 16(b) of the Exchange Act, and the tax consequences to an Insider may differ depending on whether the Insider makes an election under
     Section 83(b) of the Code within 30 days of the date of exercise.

     5. Dividends.

          Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the employer corporation. If, however, the participant makes a timely Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant and will not be deductible by the employer corporation.

     6. Withholding Taxes.

          A participant in the Plan may be required to pay the employer corporation an amount necessary to satisfy the applicable federal and state law requirements with respect to the withholding of taxes on wages, or to make some other arrangements to comply with such requirements. The employer has the right to withhold from salary or otherwise to cause a participant (or the executor or administrator of the participant's estate or the participant's distributee or transferee) to make payment of any federal, state, local or other taxes required to be withheld with respect to any award under the Plan. The Plan authorizes the Committee to permit participants to use the shares issuable under the Plan to satisfy withholding obligations.

     7. Company Deductions.

          As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant in the Plan recognizes ordinary income from awards under the Plan, to the extent that such income is considered reasonable compensation and currently deductible (and not capitalized) under the Code and certain reporting requirements are satisfied.

          However, Section 162(m) limits to $1 million the annual tax deduction that the Company and its subsidiaries can take with respect to the compensation of each of certain executive officers unless the compensation qualifies as "performance based" or certain other exemptions apply. The Company may or may not be subject to the Section 162(m) limitation on the amount of the deduction upon the exercise of a non-qualified stock option, depending on the terms of the award. A non-qualified stock option granted under the Plan (and an ISO, to the extent there is a disqualifying disposition) will only qualify as "performance based" compensation under
     Section 162(m) if the exercise price is not less than the fair market value of the Common Stock on the date of grant and certain other requirements are met. Any stock options granted with an exercise price that is less than the fair market value of the Common Stock on the date of grant will be subject to the Section 162(m) limitation. Compensation arising from restricted stock awards under the Plan will not qualify as "performance based" compensation under the Regulations; therefore, the Company will be subject to the Section 162(m) limitation for compensation attributable to an award of restricted stock. Deductions may also be disallowed if they are "excess parachute payments" as discussed below.

     8. Effect of Change in Control.

          The Committee has discretion to accelerate vesting of stock options or restricted stock awards in connection with certain events that may constitute a change in ownership or effective control of the Company or sale of a substantial portion of the Company's assets. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments.

BENEFITS UNDER THE PLAN

     As of April 20, 2001, there were approximately 6,400 employees and Directors of the Company and Related Companies eligible to participate in the Plan. The benefits that will be received by or allocated to various participants in the Plan is not currently determinable. Since the Plan does not specify a minimum exercise price for options or minimum purchase price for awards of restricted stock, for federal income tax purposes the maximum compensation payable under the Plan to participants, during the term of the Plan and awards granted thereunder is equal to the number of shares of Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured. On April 20, 2001, the closing per share price of the Common Stock was $7.59.

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

     In 2000, the Compensation Committee of Ameristar Casinos, Inc. consisted of Larry A. Hodges, Paul I. Corddry and, until March 2000, Warren E. McCain. None of the members is an employee or officer of the Company. The Compensation Committee administers the Company's stock incentive plans (including the Management Stock Option Incentive Plan (which was terminated in June 1999) and the 1999 Stock Incentive Plan, as amended), pursuant to which employees of the Company (including its executive officers) may receive stock option and restricted stock grants. The Compensation Committee also reviews salaries and other compensation of the executive officers of the Company. None of the actions or recommendations of the Compensation Committee in 2000 were modified or rejected by the Board of Directors.

General Compensation Philosophy

     The Compensation Committee tries to compensate the Company's officers in a fashion that will attract, retain, motivate and appropriately reward those individuals who are responsible for the Company's profitability and growth. The compensation of executive officers has historically been determined primarily on subjective factors and competitive requirements.

     In 2000, all compensation decisions were based on strictly subjective determinations. Compensation for the Company's executive officers in 2000 consisted primarily of salary, a discretionary bonus and, in the case of Messrs. Kanofsky and Steinbauer, the grant of stock options under the Company's 1999 Stock Incentive Plan. Executive officers also participated in benefit plans available to employees generally, including a medical plan, a 401(k) plan, and group life insurance.

     In making its determinations as to the amount of cash compensation, the Committee considered, among other things, (i) the Company's financial results during 2000, (ii) the extraordinary services rendered by the executive officers during the year, including services rendered in connection with the Company's acquisition of two properties in Missouri and the related financing transactions, (iii) the market performance of the Company's stock, (iv) the compensation paid to the executive officers in prior years, (v) the recommendation of the Company's chief executive officer, and (vi) the amount of compensation paid by the Company's competitors to their executive officers. No specific weight was assigned to any particular factor.

     In 2000 the Compensation Committee, and the Chief Executive Officer acting on delegated authority, awarded stock options to 112 employees of the Company or its subsidiaries to purchase an aggregate of 1,969,542 shares of the Company's Common Stock. The per share exercise price for stock option awards covering these shares ranged from $3.88 to $5.56, with a weighted average per share exercise price of $4.67. Of these options, options covering 70,000 shares were awarded to Mr. Kanofsky and options covering 20,000 shares were awarded to Mr. Steinbauer, each of whom is an executive officer of the Company, at a per share exercise price of $4.72. The Committee believes it is both appropriate and important that the long-term economic interests of its executive officers should be aligned with those of the Company's stockholders.

     Effective April 2001, the Company has implemented a non-qualified deferred compensation plan that allows participants to defer a portion of their salary and bonus. The Company matches five percent of participants' contributions, which matching contributions vest over a five-year period. There are currently approximately 55 participants in the deferred compensation plan Company-wide.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code disallows a deduction for federal income tax purposes of most compensation exceeding $1,000,000 in any year paid to the Company's chief executive officer and the four other most highly compensated executive officers of a publicly-traded corporation. The Company was not impacted by section 162(m) in 2000. In future years, the Compensation Committee intends to take into account the effect of section 162(m) if the compensation payable to any executive officer approaches $1,000,000. However, the fact that compensation above $1,000,000 may not be deductible for federal income tax purposes will not necessarily preclude the award of such compensation if the Compensation Committee believes it is otherwise justified.

Compensation of Chief Executive Officer

     The Company's chief executive officer is in a unique position in that he owns approximately 86.1% of the outstanding stock of the Company. He has not been granted any awards under the Company's stock incentive plans, and the Compensation Committee is not inclined to do so. The Compensation Committee believes that the interests of the chief executive officer are already aligned with those of the stockholders. In the opinion of the Committee, awards under the Company's stock incentive plans to the chief executive officer will not provide a material incentive to him. The Compensation Committee believes that the chief executive officer must be compensated primarily by cash and by deferred compensation plans.

     In 2000, the Company's chief executive officer received a salary of $375,000 and a cash bonus of $375,000. These are the same salary and bonus that the chief executive officer has received from the Company or a subsidiary since the 1990 fiscal year.

     The Compensation Committee used strictly subjective factors in deciding the bonus amount. The Compensation Committee considered a number of factors including (i) the advancement of the Company and its subsidiaries since the chief executive officer assumed leadership in 1983; (ii) the achievements of the Company in 2000, including completing the acquisition of the two Missouri properties and the related refinancing transactions, as well as the improved performance of the Company's properties; (iii) the fact the chief executive officer is also the majority stockholder of the Company and thereby is significantly motivated to create long-term increases in stockholder value; (iv) the fact the chief executive officer has not received a raise in his salary or in his cash bonus since 1990; (v) the profitability of the Company in 2000; (vi) the performance of the Company's stock in 2000; and (vii) the fact the chief executive officer requested that his salary and bonus not be increased. No particular weight was given to any factor. The Committee balanced certain of the factors in the same manner as discussed above with respect to the other executive officers of the Company. There is no quantifiable relationship between the Company's performance and the compensation paid to the chief executive officer.


                                   Compensation Committee


                                   Larry A. Hodges
                                   Paul I. Corddry

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998. The "Named Executive Officers" include (i) each person who served as Chief Executive Officer during 2000 (one person), (ii) each person who (a) served as an executive officer at December 31, 2000, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during 2000 and (c) earned total annual salary and bonus compensation in 2000 in excess of $100,000 (two persons), and (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at December 31, 1999 (no persons).

                           SUMMARY COMPENSATION TABLE



                                                                                                   LONG-TERM
                                                   ANNUAL COMPENSATION(1)                       COMPENSATION(4)
                                   -------------------------------------------------------      ---------------
                                                                                OTHER               SHARES
                                                                                ANNUAL            UNDERLYING      ALL OTHER
      NAME AND CAPACITY            FISCAL         SALARY         BONUS        COMPENSATION        OPTIONS/SARS   COMPENSATION
       IN WHICH SERVED              YEAR          ($)(2)          ($)           ($)(3)                (#)           ($)(5)
-----------------------------      ------        --------       ---------     -------------     --------------   ------------
Craig H. Neilsen, Chairman of       2000         $375,000       $375,000          -                     0           $3,750
the Board, Chief Executive          1999         $375,000       $375,000          -                     0           $3,754
Officer and President               1998         $375,000       $375,000          -                     0           $3,751

Gordon R. Kanofsky, Senior          2000         $282,500       $183,675          -                70,000           $1,750
Vice President of Legal             1999         $ 79,635       $131,500          -               100,000               $0
Affairs (6)

Thomas M. Steinbauer, Senior        2000         $262,500       $120,000          -                20,000           $5,385
Vice President of Finance and       1999         $245,000       $ 75,000          -                     0           $5,067
Treasurer                           1998         $240,000       $ 75,000          -               132,000           $4,808


-----------
(1) Amounts shown include cash compensation earned for the periods reported whether paid or accrued in such periods.
(2) As of April 10, 2001, the current annual salary levels for the Named Executive Officers were: Mr. Neilsen -$375,000; Mr. Kanofsky - $350,000; and Mr. Steinbauer - $275,000.
(3) During 2000, 1999 and 1998, the Named Executive Officers received personal benefits, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.
(4) In the case of Mr. Steinbauer, the number of shares underlying options/SARs granted in 1998 reflects the December 1998 repricing of outstanding options exercisable for 100,000 shares and the December 1998 grant of options exercisable for 32,000 shares. The Named Executive Officers did not receive any restricted stock awards or long-term incentive plan payouts in 2000, 1999 or 1998.
(5) These amounts represent matching contributions under the Company's 401(k) plan.
(6) Mr. Kanofsky became the Company's Senior Vice President of Legal Affairs on September 1, 1999, at which time he received a "sign-on bonus" of $100,000.

OPTION GRANTS

     The following table sets forth information with respect to grants of stock options to the Named Executive Officers during fiscal 2000. No stock appreciation rights were granted by the Company in fiscal 2000.

                       OPTIONS/SAR GRANTS IN FISCAL 2000



                                                % OF
                                                 TOTAL
                                 NUMBER OF     OPTIONS/
                                SECURITIES       SARS                                    POTENTIAL REALIZABLE VALUE AT
                                UNDERLYING     GRANTED TO                                ASSUMED ANNUAL RATES OF STOCK
                                 OPTIONS/      EMPLOYEES     EXERCISE                    APPRECIATION FOR OPTION TERM
                                   SARS        IN FISCAL      PRICE      EXPIRATION     ------------------------------
         NAME                   GRANTED(#)       YEAR        ($/SHARE)       DATE         0%         5%           10%
---------------------           ----------    -----------    ---------    -----------    ---      --------     --------
Gordon R. Kanofsky               70,000(1)       3.55%         $4.72      10/16/2010      $0      $207,787     $526,573

Thomas M. Steinbauer             20,000(1)       1.02%         $4.72      10/16/2010      $0      $59,368      $150,449


--------------------
(1) These options were granted under the Company's 1999 Stock Incentive Plan. The grants were made on October 16, 2000. These options vest at a rate of 20% per year on each anniversary of the date of grant. The per share exercise price is equal to the per share fair market value of the Common Stock on the date of grant.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during 2000 and unexercised options held as of the end of the year. The Company has never granted stock appreciation rights.

                         AGGREGATED OPTION/SAR EXERCISES
                       AND 2000 YEAR-END OPTION/SAR VALUES


                                                                   NUMBER
                                                                OF UNEXERCISED                VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT             IN-THE-MONEY OPTIONS/SARS
                                 SHARES          VALUE         FISCAL YEAR END(#)           AT FISCAL YEAR END($)(1)
                                ACQUIRED        REALIZED   ---------------------------     -----------------------------
     NAME                     ON EXERCISE(#)      ($)      UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE    EXERCISABLE
-----------------             --------------    --------   -------------   -----------     -------------    -----------
Craig H. Neilsen                    0              $0             0                0              --               --

Gordon R. Kanofsky                  0              $0       150,000           20,000           $174,300        $ 36,400

Thomas M. Steinbauer                0              $0        39,200          112,800            $56,008        $280,872


-----------------
(1) The values of unexercised in-the-money options have been determined based on the closing price of the Company's Common Stock as reported in the Nasdaq-National Market System on December 29, 2000 ($5.13).

EMPLOYMENT AGREEMENTS

     The Company and Mr. Steinbauer entered into a three-year employment agreement commencing November 15, 1993, which is subject to automatic renewal for a two-year period at the end of each term unless terminated by either party with at least three months' prior written notice. The employment agreement includes a covenant not to compete for a term of one year after termination of the officer's employment. This covenant applies only to competing activities within a 90-mile radius of the operations of the Company. The agreement provides that in the event that Mr. Steinbauer's employment is terminated by the Company without "cause" (as defined in the agreement), or by Mr. Steinbauer as a result of a reduction in his duties or compensation, he would be entitled to a severance payment in an amount equal to six months' base salary.

     The Company and Mr. Kanofsky entered into a one-year employment agreement with a term commencing September 1, 1999, which is subject to automatic renewal for a one-year period at the end of each term unless terminated by either party 30 days prior to the expiration of the then-present term. The employment agreement includes a covenant not to compete for a term of one year after termination of the officer's employment. This covenant applies only to competing activities that target the Las Vegas "locals" market. The agreement provides that in the event that Mr. Kanofsky's employment is terminated by the Company without "cause" (as defined in the agreement), or by Mr. Kanofsky generally as a result of a reduction in his duties or compensation following a "change in control" (as defined in the agreement), he would be entitled to a severance payment in an amount equal to his annual base salary.

     The Company has not entered into employment or similar agreements with Mr. Neilsen.

     The Company has entered into an indemnification agreement with each of its Directors and executive officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as Directors or officers (other than liabilities arising from actions involving intentional misconduct, fraud or a knowing violation of law), to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors' and officers' liability insurance policy maintained by the Company. These indemnification agreements are separate and independent of indemnification rights under the Company's Bylaws and are irrevocable.

                            REPORT OF AUDIT COMMITTEE

     During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by the Board on May 1, 2000. The complete text of the Audit Committee Charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is attached as Appendix A to this Proxy Statement.

     In conjunction with its activities during the Company's 2000 fiscal year, the Audit Committee has reviewed and discussed the Company's audited financial statements with management of the Company. The members of the Audit Committee have also discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380). The Audit Committee has received from the Company's independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000.

                                               Audit Committee

                                               Larry A. Hodges
                                               Paul I. Corddry


                   FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

     In addition to performing the audit of the Company's consolidated financial statements, Arthur Andersen, LLP provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

    Audit and review of the
    Company's 2000 financial statements.........................................     $256,000

    Services related to financial
    information systems design and implementation...............................     $      0

    All other services (approximately 84% of which are
    services traditionally provided by the audit firm, such as tax services, services related to registration statements and
    securities offerings and services related to benefit plan audits)...........     $479,000


The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

PERFORMANCE GRAPH

     The following graph presents a comparison of the performance of the Company's Common Stock with that of the Standard & Poor's 500 Stock Index and the Dow Jones Entertainment and Leisure-Casinos Index as of the last trading day of each year from 1995 through 2000.


                              [PERFFORMANCE GRAPH]


                                                                     Value of $100.00 Investment
                                           ------------------------------------------------------------------------------
                                           12/29/95      12/31/96      12/31/97      12/31/98      12/31/99      12/29/00
                                           --------      --------      --------      --------      --------      --------
Ameristar Common Stock..............          $100           $83           $75           $35           $59           $79
S&P 500 Index.......................           100           123           164           211           255           232
Dow Jones Entertainment and
Leisure-Casinos Index...............           100           103            94            67           103           113


---------------
(1) The graph assumes $100 invested in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Entertainment and
     Leisure-Casinos Index on December 29, 1995. The comparison assumes that all dividends are reinvested.
(2) The Dow Jones US-Casinos Index is a stock price index of eight gaming companies weighted on a market capitalization basis.

                              CERTAIN TRANSACTIONS

     Commencing April 1, 1997, Neilsen & Company (a limited liability company in which Mr. Neilsen owns a controlling equity interest) leased from Lynwood Shopping Center certain of the office space previously leased by the Company. Cactus Pete's, Inc., a subsidiary of the Company ("CPI"), concurrently subleased from Neilsen & Company the right to use certain offices in this space and the common areas through December 31, 2001. In 2000, CPI paid $19,825 to Neilsen & Company for rent and expenses under this sublease in 2000 and 1999. There was no balance outstanding for rent or expenses at December 31, 2000. These offices support CPI's casino-hotel operations in Jackpot, Nevada, at the Idaho border due south of Twin Falls. The offices previously supported the Company's executive offices, which are now located in Las Vegas, Nevada.

     The Company leases from Neilsen & Company two condominiums located in Sun Valley, Idaho. These leases, which required the Company to pay an aggregate monthly rental rate of $3,500 per month, expired on December 31, 1998. The Company has continued to lease the two condominiums on a month-to-month basis since January 1, 1999 at an aggregate monthly rental rate of $3,675 plus maintenance, supply and utility costs (pending the approval of the Board of Directors). The properties are made available by the Company at no charge to management personnel and certain business associates. The Company believes that the condominiums are a valuable asset in strengthening management morale and maintaining goodwill with important business contacts. The Company believes that the rental rates paid and proposed to be paid by the Company are within the range of rates generally charged for such properties in Sun Valley.

     A portion of the services of one of the Company's employees was provided to Neilsen & Company until July 1, 1997, at which time this employee terminated service with the Company and became an employee of Neilsen & Company. The total estimated amount due to the Company for these services at December 31, 1998 was approximately $25,104 ($13,104 for a portion of the 1996 services and $12,000 for 1997 services), representing approximately half of the salary and additional payroll burden for this employee. Payment of the outstanding balance has been deferred pending an analysis of amounts due to Neilsen & Company from the Company for various services performed by Neilsen & Company and amounts due to the Company from Neilsen & Company for certain telephone expenses paid by the Company on behalf of Neilsen & Company. Among others, the services provided by Neilsen & Company to the Company included assistance with the relocation of the Company's offices to Las Vegas, Nevada, litigation and arbitration support services, licensing application assistance and accounts payable assistance. In addition to the foregoing, Neilsen & Company provided services to the Company during 1999 and 2000 in connection with the Company's license application for a potential casino project in South St. Louis County and provided services in 2000 in connection with the Company's license applications for the acquisitions of the two Missouri properties. In April 2001, Neilsen & Company billed the Company $15,328 for the services that were provided in 1999 and $15,098 for the services that were provided in 2000, which amounts were based on the number of hours that employees of Neilsen & Company spent in providing these services. Other than these license applications, Neilsen & Company has provided only minimal services to the Company since 1997.

     Mr. Neilsen is the president, director and sole stockholder of Intermountain Express, Inc. ("Intermountain"), a transportation concern that provides CPI with package delivery services between Jackpot and Twin Falls, Idaho. Intermountain contracts with CPI for the use of CPI's drivers by

     Intermountain. In 2000, CPI paid $29,975 to Intermountain for package delivery services in 1999 and 2000. Intermountain has ceased providing these services for CPI and there was no outstanding balance due from CPI to Intermountain at December 31, 2000. CPI charged Intermountain $9,754 in 2000 for contracted driver services and miscellaneous fuel and van maintenance expenses provided by CPI in 2000. During 2000, Intermountain paid all of the amount charged together with $7,422 that was outstanding at December 31, 1999 for such services performed in 1999. CPI has ceased providing these services for Intermountain and there was no outstanding balance due from Intermountain to CPI at December 31, 2000. The Company believes that these relationships between CPI and Intermountain have been beneficial to it.

     The Company has adopted a policy requiring transactions with affiliates to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. Each of the completed transactions described above has been approved by the Company's Board of Directors. In the opinion of management, the terms of the above transactions were at least as fair to the Company as could have been obtained from unaffiliated parties.

     Ray Neilsen, the Company's Vice President of Brand Development and Acting General Manager at Ameristar Vicksburg, is the son of Craig H. Neilsen, the Company's President and Chief Executive Officer. Ray Neilsen has held various other positions with the Company for the past 10 years. Ray Neilsen received salary and bonus compensation of $157,000 in 2000 as well as perquisites and other employee benefits. The Company has provided housing to Ray Neilsen since early 2000 when he temporarily relocated to Vicksburg to become Acting General Manager of Ameristar Vicksburg. In addition, the Company pays approximately $3,600 per month for Ray Neilsen's housing related expenses in Las Vegas.

                                    FORM 10-K

     ACI will furnish without charge to each stockholder, upon written request addressed to ACI c/o Sharon Testa, 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109, a copy of its Annual Report on Form 10-K for the year ended December 31, 2000 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission. The Company will provide a copy of the exhibits to its Annual Report on Form 10-K for the year ended December 31, 2000 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to ACI c/o Sharon Testa at the above address.

                          FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 2002 Annual Meeting of Stockholders must be submitted sufficiently far in advance so that it is received by ACI not later than January 8, 2002. In the event that any stockholder proposal is presented at the 2002 Annual Meeting of Stockholders other than in accordance with the procedures set forth in Rule 14a-8 of the Securities and Exchange Commission, proxies solicited by the Board of Directors for such meeting will confer upon the proxy holders discretionary authority to vote on any matter so presented of which the Company does not have notice prior to March 31, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In October 2000, Craig H. Neilsen sold 220,800 shares of Company Common Stock to an estate of which Mr. Neilsen is the executor. As the executor of the estate, Mr. Neilsen retains voting control over these shares. Mr. Neilsen filed a Form 4 for this transaction on April 25, 2001, which filing was due on November 10, 2000.

                                  OTHER MATTERS

     The Company's independent public accountants for the fiscal year ended December 31, 2000 were Arthur Andersen LLP, which firm is expected to be appointed to serve in such capacity for the current year. A representative of Arthur Andersen LLP is expected to be present at the meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     Neither the Company nor any of the persons named as proxies knows of matters other than those stated above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

     The Annual Report of ACI for the fiscal year ended December 31, 2000 accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.


                        PLEASE COMPLETE, SIGN AND RETURN
                           THE ENCLOSED PROXY PROMPTLY

                             AMERISTAR CASINOS, INC.


                             By order of the Board of Directors



                             Craig H.  Neilsen
                             President and
                             Chief Executive Officer



Las Vegas, Nevada
April 30, 2001

                                   APPENDIX A


                             AMERISTAR CASINOS, INC.
                             AUDIT COMMITTEE CHARTER
                             (Effective May 1, 2000)


I.   OVERVIEW AND PURPOSE.

     The purpose of the Audit Committee (the "Committee") of Ameristar Casinos, Inc. (the "Company") is to assist the Company's Board of Directors (the "Board") in fulfilling its fiduciary obligations and its general oversight responsibilities by evaluating the Company's overall control environment and general corporate governance. More specifically, the Committee's primary goals are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems, to review and evaluate the audit efforts of the Company's independent accountants and internal audit department and to provide an open avenue of communication among the Company's independent accountants, internal audit department, management personnel and the Board.

     The Committee will accomplish these objectives by reviewing, among other things: (1) the Company's financial reports and other financial information of the Company that is provided to the public, governmental agencies or any stock exchange or automated quotation system on which the Company's stock is listed, designated for trading or otherwise quoted; (2) the Company's systems of internal controls regarding finance and accounting matters as established from time to time by the Company's management personnel and the Board; and (3) the Company's accounting, financial reporting and internal and external auditing processes generally.

     While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company's management personnel and the Company's independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between the Company's management personnel and the Company's independent accountants or to assure compliance with laws and regulations and with the Company's Gaming Compliance Program or codes of conduct.

II.  COMPOSITION OF THE COMMITTEE.

     The Committee shall be comprised of three directors, each of whom shall be an Independent Director (as such term is defined below). Each member of the Committee shall have a sufficient working familiarity with basic finance and accounting practices to be capable of reading and understanding the Company's fundamental financial statements, such as its balance sheet, statement of operations and statement of cash flows, or will become able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such Committee member's financial sophistication (such as, without limitation, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities). Each member of the Committee shall be entitled to indemnification by the Company for such member's actions as a member of the Audit Committee in accordance with the terms and conditions of the Indemnification Agreement between such member and the Company, the Company's Bylaws and otherwise as such member is entitled with respect to such member's services as a member of a committee of the Board.

     As used in this Charter, the term Independent Director means a director who at the time of determination:

     o is not an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

     o is not currently, and has not been during any of the past three years, employed by the Company or any entity controlling, controlled by or under common control with the Company (an "Affiliate");

     o has not received compensation from the Company or any Affiliate in excess of $60,000 (other than compensation in any form for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation) during the immediately preceding fiscal year of the Company;

     o is not an immediate family member of a person who is, or has been during any of the past three years, an executive officer of the Company or any Affiliate ("immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home);

     o is not a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company or any Affiliate made, or from which the Company or any Affiliate received, payments (other than those arising solely from investments in the securities of the Company or any Affiliate) in any of the immediately preceding three (3) full fiscal years of the Company that exceed five percent (5%) of the Company's or the business organization's consolidated gross revenues in the respective year in question during such period, or $200,000 in any year during such period, whichever is more; and

     o has not been employed as an executive officer of any other entity whose Compensation Committee includes any of the Company's executive officers.

     The members of the Committee shall be elected by the Board and shall serve on the Committee at the pleasure of the Board. The Board may designate a Chairman of the Committee (the "Chairman"). In the absence of the Board's appointment of a Chairman of the Committee, the members of the Committee shall appoint a Chairman of the Committee by a majority vote of the full Committee. The Committee shall conduct its affairs pursuant to and in accordance with the applicable provisions in effect from time to time of the Nevada General Corporation Law (Chapter 78 of the Nevada Revised Statutes) and the Articles of Incorporation and Bylaws of the Company insofar as they relate to committees of the Board.

III. MEETINGS.

     The Committee shall use reasonable efforts to meet at least four (4) times annually, and in any event shall meet at least three (3) times annually; provided, however, that the Committee shall meet more frequently as circumstances may make it appropriate. In order to ensure that the Committee openly communicates with the Company's management personnel ("Management"), the Company's independent accountants (the "Accountants") and the Company's internal audit department personnel (the "Internal Audit Department"), the Committee should meet at least annually with Management (including, without limitation, the Company's Chief Executive Officer and Chief Financial Officer), the Accountants and the Internal Audit Department to discuss any issues that the Committee deems appropriate. Such meetings may take place at the regularly scheduled Committee meeting and may be held collectively or separately, as the Committee deems appropriate. To the extent that the Committee determines that it would be appropriate to hold separate meetings with any of Management, the Internal Audit Department or the Accountants, it shall do so. Minutes of each meeting of the Committee shall be prepared at the direction of the Chairman and shall be approved by the Committee at the subsequent Committee meeting. The Secretary of the Company shall retain a copy of the Committee's minutes in the Company's minute book.

IV.  RESPONSIBILITIES AND DUTIES.

     The Committee's specific responsibilities and duties shall include, without limitation, the following:

     1. Since the Accountants are ultimately accountable to the Committee and the Board, the Committee shall: (a) recommend to the Board the selection of the Accountants, considering independence, effectiveness and cost; (b) review the scope and extent of the Accountants' annual audit, including, without limitation, the terms of the Accountants' engagement letter and the compensation to be paid to the Accountants; and (c) review the performance of the Accountants on an annual basis and, if the circumstances warrant, recommend to the Board the termination of the Accountants (including with such recommendation the reasons for such proposed termination). In its review of the scope of the Accountant's annual audit, the Committee shall consider: (i) the industry and business risk characteristics of the Company; (ii) the Company's external reporting requirements; (iii) the materiality of the Company's various properties and business segments; (iv) the quality of internal accounting controls; and (v) the degree of involvement and reliability of the Internal Audit Department.

     2. Each year, prior to the filing of the Company's Annual Report on Form 10-K (the "Annual Report") with the Securities and Exchange Commission (the "SEC"), the Committee shall review with Management and the Accountants the Company's financial results. Such review shall include, without limitation, a review of, and discussion regarding:

          o The financial information to be included in the Annual Report, including the financial statements, financial schedules, Management's Discussion and Analysis of Financial Condition and Results of Operations and all other financial disclosures required by generally accepted accounting principles ("GAAP") and the rules and regulations of the SEC as in effect from time to time;

          o The Company's significant accounting policies, principles and practices and all material judgments made and accounting estimates used by Management in preparing the financial statements;

          o Any significant disagreements between any of Management, the Internal Audit Department and the Accountants encountered during the course of the Company's annual audit or otherwise, and any limitations in scope or impediments to accessing information imposed on the Accountants or the Internal Audit Department by Management;

          o Any significant adjustments to the Company's financial results that are or were proposed by the Accountants;

          o Any significant variance between the Company's anticipated or forecasted results and the Company's actual results for the year; and

          o Any other matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as in effect from time to time ("SAS 61").

     3. Each year, prior to the filing of the Company's Annual Report with the SEC, the Committee shall require the Accountants to submit a written report to the Committee: (a) delineating all relationships between the Accountants and the Company which, in the Accountants' professional judgment, may reasonably be thought to bear on its independence; and
          (b) confirming that, in the Accountants' professional judgment, it is independent of the Company within the meaning of the securities laws. The Committee shall review the Accountants' report and all material non-audit services provided by the Accountants, and shall discuss such report and services with the Accountants, to the extent necessary or appropriate to allow the Committee to make an informed conclusion with respect to whether the Accountants' services impair the Accountants' independence and objectivity required for the audit. The Committee shall recommend to the Board any actions the Committee believes are necessary or appropriate to ensure that the Accountants are, at all times, sufficiently independent and objective.

     4. Based on the matters set forth in Items 2 and 3 above, the Committee shall recommend to the Board whether or not the financial information proposed to be included in the Annual Report should be so included.

     5. Each year beginning in 2001, the Committee shall submit a report to the Company to be included in the Company's Proxy Statement covering all matters required to be covered by the rules and regulations of the SEC and any stock exchange or automated quotation system on which the Company's stock is listed, designated for trading or otherwise quoted, including without limitation, stating whether the Committee:

          o Has reviewed and discussed the Company's audited financial statements with Management;

          o Has discussed with the Accountants the matters required to be discussed by SAS 61;

          o Has received the written disclosures and the letter from the Accountants required by Independence Standards Board Standard No. 1, as in effect from time to time, and has discussed with the Accountants the Accountants' independence; and

          o Based on the review and discussions set forth in Items 2 and 3 above, the Committee has recommended to the Board that the audited financial statements should be included in the Annual Report for the last fiscal year for filing with the SEC.

     6. The Committee or the Chairman shall meet (in person or by telephone) with the Company's Chief Financial Officer and the Accountants to review the Company's unaudited quarterly financial statements before the public release thereof. The Committee or the Chairman, as the case may be, shall discuss with the Company's Chief Financial Officer any significant variance between the Company's anticipated or forecasted results and the Company's actual results for the quarter. If the Chairman participates in any such meeting in lieu of the Committee, the Chairman shall report on such meeting to the Committee at the next Committee meeting.

     7. The Committee shall, from time to time as it determines appropriate, consult with the Accountants, outside of the presence of Management, regarding the Company's internal controls and the accuracy and completeness of the Company's financial statements.

     8. The Committee shall from time to time, but in no event less frequently than annually, review with Management the adequacy of the Company's system of internal controls for providing reasonable assurance that the Company's prescribed policies and procedures are followed and that transactions are properly recorded and reported.

     9. The Committee shall review and approve all material changes to the Company's accounting policies, principles and practices ("Policies, Principles and Practices"), other than those required by law, regulation or GAAP, and shall review the extent to which all changes to Policies, Principles and Practices have been implemented (allowing an appropriate amount of time for the implementation thereof). In determining whether any material change to the Company's accounting policies, principles and practices is appropriate, the Committee shall consider the Accountants' judgment about the appropriateness thereof.

     10. The Committee shall review and approve all material changes in the accounting, financial reporting or internal control-related duties of the Company's Chief Financial Officer.

     11. The Committee shall review and approve recommendations from Management regarding the establishment of, or changes to, the respective job responsibilities of the staff members of the Internal Audit Department. The Committee shall review and approve the assignment by Management to any staff member of the Internal Audit Department of tasks outside the scope of such approved job responsibilities that may materially affect the ability of the Internal Audit Department to perform its assigned responsibilities.

     12. At each of its meetings, the Committee shall review the activities of the Internal Audit Department and shall require that the policies and procedures followed by the Internal Audit Department adequately focus on significant risk areas to the Company.

     13. The Committee shall require that all Internal Audit Department personnel have unrestricted access to all relevant records, properties and other Company personnel.

     14. The Committee shall review recommendations and reportable findings of the Internal Audit Department and the Accountants and require that appropriate actions are taken by Management in response to such recommendations and findings.

     15. The Committee shall review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the Company's financial statements. The Committee shall require the Accountants to provide the Committee with periodic reports and supplementary materials to enable the Committee to perform this review.

     16. The Committee shall, from time to time, review other matters that come to its attention in areas such as security and surveillance, legal and regulatory compliance, information technology systems, and other subject matters that could have a material impact on the Company's financial results and financial statements ("Other Subject Matters"). In addition, the Committee shall meet at least annually with Management to assess generally the adequacy, from a financial reporting perspective, of the Company's policies and procedures and operations related to Other Subject Matters. The Committee shall recommend to Management or the Board any actions the Committee believes are necessary or appropriate to ensure that the Company's policies and procedures and operations relating to Other Subject Matters are adequate to provide effective internal controls.

     17. The Committee shall review this Charter on an annual basis and shall recommend to the Board any amendments to this Charter that the Committee considers appropriate.

     The Committee shall, from time to time, perform any other activities consistent with this Charter, the Company's Articles and By-laws and applicable law as the Committee or the Board deems appropriate.

                                   APPENDIX B


                             AMERISTAR CASINOS, INC.

                      1999 STOCK INCENTIVE PLAN, AS AMENDED

                       (EFFECTIVE AS OF DECEMBER 8, 2000)


     SECTION 1. Purposes.

     The purposes of the Ameristar Casinos, Inc. Amended and Restated 1999 Stock Incentive Plan (the "Plan") are to (i) enable Ameristar Casinos, Inc. (the "Company") and Related Companies (as defined below) to attract, motivate and retain top-quality directors, officers, employees, consultants, advisers and independent contractors (including without limitation dealers, distributors and other business entities or persons providing services on behalf of the Company or a Related Company), (ii) provide substantial incentives for such directors, officers, employees, consultants, advisers and independent contractors of the Company or a Related Company ("Participants") to act in the best interests of the stockholders of the Company and (iii) reward extraordinary effort by Participants on behalf of the Company or a Related Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a twenty percent (20%) beneficial ownership interest.

     SECTION 2. Types of Awards. Awards under the Plan may be in the form of (i) Stock Options or (ii) Restricted Stock.

     SECTION 3. Administration.

     3.1 Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee of directors as the Board shall designate, which committee in either such case shall consist solely of not less than two "non-employee directors" (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule ("Rule 16b-3")) who shall serve at the pleasure of the Board, each of whom shall also be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto ("Section 162(m)"); provided, however, that if there are not two persons on the Board who meet the foregoing qualifications, any such committee may be comprised of two or more directors of the Company, none of which is an officer (other than a non-employee Chairman of the Board of the Company) or an employee of the Company or a Related Company. If no such committee has been appointed by the Board, the Plan shall be administered by the Board, and the Plan shall be administered by the Board to the extent provided in the last sentence of this Section. Such committee as shall be designated to administer the Plan, if any, or the Board is referred to herein as the "Committee." Notwithstanding any other provision of the Plan to the contrary, if such a committee has been designated to administer the Plan, all actions with respect to the administration of the Plan in respect of the members of such committee shall be taken by the Board.

     3.2 The Committee shall have the following authority with respect to awards under the Plan to Participants: to grant awards to eligible Participants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

          (a) to determine whether and to what extent any award or combination of awards will be granted hereunder;

          (b) to select the Participants to whom awards will be granted;

          (c) to determine the number of shares of the common stock of the Company, $0.01 par value (the "Stock"), to be covered by each award granted hereunder, provided that no Participant will be granted Stock Options on or with respect to more than 1,000,000 shares of Stock in any calendar year;

          (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

          (e) to determine the treatment of awards upon a Participant's retirement, disability, death, termination for cause or other termination of employment or other qualifying relationship with the Company or a Related Company;

          (f) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the Participant currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Participant, or that the Participant has no rights with respect to such dividends;

          (g) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a Participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

          (h) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, subject to such terms and conditions as the Committee may specify;

          (i) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

          (j) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

     3.3 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Participants.

     3.4 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

     SECTION 4. Stock Subject to Plan.

     4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,600,000 (subject to adjustment as provided in Section 4.3); provided, however, that no award of a Stock Option or Restricted Stock may be made at any time if, after giving effect to such award,
(i) the total number of shares of Stock issued upon the exercise of options under the Plan and the Company's Management Stock Option Incentive Plan, as amended and restated through September 4, 1996 (the "Prior Plan") plus (ii) the total number of shares of Stock issuable upon exercise of all outstanding options of the Company under the Plan and the Prior Plan plus (iii) the total number of shares of Stock underlying awards of Restricted Stock under the Plan (whether or not the applicable restrictions have lapsed) would exceed 4,600,000 shares (subject to adjustment as provided in Section 4.3). Shares of Stock issuable in connection with any award under the Plan may consist of authorized but unissued shares or treasury shares.

     4.2 To the extent a Stock Option terminates without having been exercised, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan, subject to the limitations set forth in Section 4.1, unless the forfeiting Participant received any benefits of ownership such as dividends from the forfeited award.

     4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this
Section 4.3 occurs and an adjustment is made in the outstanding Stock Options, a similar adjustment shall be made in the maximum number of shares covered by Stock Options that may be granted to any employee pursuant to Section 3.2(c).

     SECTION 5. Eligibility.

     Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

     SECTION 6. Stock Options.

     6.1 The Stock Options awarded to officers and employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or any successor provision thereto ("Section 422"); and (ii) Non-Qualified Stock Options. If any Stock Option does not qualify as an Incentive Stock Option, or the Committee at the time of grant determines that any Stock Option shall be a Non-Qualified Stock Option, it shall constitute a Non-Qualified Stock Option. Stock Options awarded to any Participant who is not an officer or employee of the Company or a Related Company shall be Non-Qualified Stock Options.

     6.2 Subject to the following provisions, Stock Options awarded to Participants under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but in no event longer than one hundred twenty (120) months after the date of grant of such Stock Option.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

          (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock acceptable to the Committee already owned by the optionee or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the award in question.

          (e) No Stockholder Rights. An optionee shall have no rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

          (f) Surrender Rights. The Committee may provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

          (g) Non-Transferability; Limited Transferability. A Stock Option Agreement may permit an optionee to transfer the Stock Option to his or her children, grandchildren or spouse ("Immediate Family"), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships or limited liability companies in which such Immediate Family members are the only partners or members if (i) the agreement setting forth such Stock Option expressly provides that such Stock Option may be transferred only with the express written consent of the Committee, and
     (ii) the optionee does not receive any consideration in any form whatsoever for such transfer other than the receipt of an interest in the trust, partnership or limited liability company to which the non-qualified option is transferred. Any Stock Option so transferred shall continue to be subject to the same terms and conditions as were applicable to such Stock Option immediately prior to the transfer thereof. Any Stock Option not (x) granted pursuant to any agreement expressly allowing the transfer of such Stock Option or (y) amended expressly to permit its transfer shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Stock Option shall be exercisable during the optionee's lifetime only by the optionee.

          (h) Termination of Relationship. If an optionee's employment or other qualifying relationship with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee; provided, however, that unless employment or such other qualifying relationship is terminated for cause (as may be defined by the Committee in connection with the grant of any Stock Option), the Stock Option shall remain exercisable (to the extent that it was otherwise exercisable on the date of termination) for (A) at least six (6) months from the date of termination if termination was caused by death or disability or (B) at least ninety (90) days from the date of termination if termination was caused by other than death or disability. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

          (i) Option Grants to Participants Subject to Section 16. If for any reason any Stock Option granted to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause
     (d)(1) or (d)(2) of Rule 16b-3, neither the Stock Option (except upon its exercise) nor the Stock underlying the Stock Option may be disposed of by the Participant until six months have elapsed following the date of grant of the Stock Option, unless the Committee otherwise specifically permits such disposition.

     6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than one hundred percent (100%) of the Fair Market Value (as defined below) of the Stock on the date of the award of the Stock Option (or less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of award of the Stock Option if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (ii) be exercisable more than ten (10) years after the date such Incentive Stock Option is awarded (five (5) years after the date of award if the Participant owns, or would be considered to own by reason of Section 424(d) of the Internal Revenue Code or any successor provision thereto, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company at the time of the grant of the Stock Option), (iii) be awarded more than ten (10) years after the effective date of the Plan (or the latest restatement of the Plan) or (iv) be transferable other than by will or by the laws of descent and distribution. In addition, the aggregate Fair Market Value (determined as of the time a Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after December 31, 1986 are exercisable for the first time by a Participant in any calendar year (under the Plan and any other plans of the Company or any subsidiary or parent corporation) shall not exceed $100,000. For purposes of the Plan, "Fair Market Value" in relation to a share of the Stock means, if the Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above, the Fair Market Value shall be determined by the Committee in accordance with one of the valuation methods described in Section 20.2031-2 of the Federal Estate Tax Regulations (or any successor provision thereto).

     SECTION 7. Restricted Stock.

     Subject to the following provisions, all awards of Restricted Stock to Participants shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

          (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the Participant's name, but the Committee may direct that such certificates be held by the Company on behalf of the Participant. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death), free of all restrictions.

          (c) The Committee may provide that the Participant shall have the right to vote or receive dividends, or both, on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

          (d) Except as may be provided by the Committee, in the event of a Participant's termination of employment or other qualifying relationship with the Company or a Related Company before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that the lower of (i) any purchase price paid by the Participant and (ii) the Restricted Stock's aggregate Fair Market Value on the date of forfeiture shall be paid in cash to the Participant.

          (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant's Restricted Stock.

          (f) If for any reason any Restricted Stock awarded to a Participant subject to Section 16 of the Exchange Act is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, the Restricted Stock may not be disposed of by the Participant until six months have elapsed following the date of award of the Restricted Stock, unless the Committee otherwise specifically permits such disposition.

     SECTION 8. Election to Defer Awards.

     The Committee may permit a Participant to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

     SECTION 9. Tax Withholding.

     9.1 Each Participant shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee (which may include delivery of shares of Stock already owned by the optionee or subject to awards hereunder) regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     9.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, a Participant may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock.

     SECTION 10. Amendments and Termination.

     No awards may be granted under the Plan more than ten (10) years after the date of approval of the Plan by the stockholders of the Company. The Board may discontinue the Plan at any earlier time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except (i) if and to the extent necessary to satisfy any applicable mandatory legal or regulatory requirements (including the requirements of any stock exchange or over-the-counter market on which the Stock is listed or qualified for trading and any requirements imposed under any state securities laws or regulations as a condition to the registration of securities distributable under the Plan or otherwise), or (ii) as required for the Plan to satisfy the requirements of Section 162(m), Section 422 or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

     SECTION 11. Acceleration of Vesting in Certain Circumstances.

     Notwithstanding any other provision of the Plan, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations or other entities as a result of which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Committee may take such action, if any, as it in its discretion may deem appropriate: (i) to accelerate the time within which and the extent to which Options may be exercised, to terminate Options at or prior to the date of any such event or to provide for the assumption of Options by surviving, consolidated, successor or transferee corporations or entities; or (ii) to waive any restrictions applicable to any outstanding Restricted Stock awards under the Plan, following which such shares shall be deemed fully vested, or to provide that any securities or other consideration issuable to the Participant in respect of such Restricted Stock by the surviving, consolidated, successor or transferee corporations or entities shall remain subject to the restrictions applicable to such Restricted Stock award.

     SECTION 12. General Provisions.

     12.1 If the granting of any award under the Plan or the issuance, purchase or delivery of Stock thereunder shall require, in the determination of the Committee from time to time and at any time, (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or over-the-counter market or under any federal or state law or (ii) the consent or approval of any government regulatory body, then any such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions, if any, as shall be acceptable to the Committee. In addition, in connection with the granting or exercising of any award under the Plan, the Committee may require the recipient to agree not to dispose of any Stock issuable in connection with such award, except upon the satisfaction of specified conditions, if the Committee determines such agreement is necessary or desirable in connection with any requirement or interpretation of any federal or state securities law, rule or regulation.

     12.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award under the Plan shall confer upon any director any right to continued service as a director.

     12.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     12.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     SECTION 13. Effective Date of Plan.

     The Plan shall be effective upon the approval of the Plan by (i) the Board of Directors of the Company and (ii) the stockholders of the Company acting by a majority of the votes cast at a duly held meeting of stockholders at which a quorum representing at least a majority of the outstanding shares is, either in person or by proxy, present and voting on the Plan.

     The Plan was duly approved by the Board of Directors of the Company on December 8, 2000.

                                REVOCABLE PROXY

                            AMERISTAR CASINOS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 8, 2001

    The undersigned stockholder(s) of Ameristar Casinos, Inc. (the "Company") hereby nominates, constitutes and appoints Craig H. Neilsen, Thomas M. Steinbauer and Gordon R. Kanofsky, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Ameristar Casinos, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza Hotel, 4255 S. Paradise Rd., Las Vegas, Nevada 89109, at 2:00 p.m. (local time) on Friday, June 8, 2001, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. ELECTION OF DIRECTORS               [ ]AUTHORITY GIVEN                          [ ] WITHHOLD AUTHORITY
                                        to vote for the nominees listed below       to vote for the nominees.
                                       (except as indicated to the contrary
                                       below).

  (INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through such nominee's name below.)

       CLASS C DIRECTORS:        CRAIG H. NEILSEN        JOSEPH E. MONALY

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

       [ ]  FOR                 [ ]  AGAINST                 [ ]  ABSTAIN

3. To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof. Management currently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND A VOTE OF "FOR" FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

   IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                                        Dated:

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                                                        2001

                                                        ------------------------
                                                          (Please print name)

                                                        ------------------------
                                                             (Signature of
                                                              Stockholder)

                                                        ------------------------
                                                          (Please print name)

                                                        ------------------------
                                                             (Signature of
                                                              Stockholder)

                                                        Please date this Proxy
                                                        and sign your name as it
                                                        appears on your stock
                                                        certificates.
                                                        (Executors,
                                                        administrators,
                                                        trustees, etc., should
                                                        give their full titles.
                                                        All joint owners should
                                                        sign).

                                                        I do [ ] do [ ] not
                                                        expect to attend the
                                                        Meeting.

                                                        Number of Persons:

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